Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”), is made as of May 5, 2021, by HERITAGE GLOBAL INC., a Florida corporation (together with its permitted successors and assigns, “Pledgor”), having an address at 12625 High Bluff Drive, Suite 305, San Diego, CA 92130, for the benefit of C3BANK, a national banking association, having an address at 850 S. Coast Highway 101, Encinitas, California 92024 (together with its successors and assigns, “Lender”).

RECITALS

A.Pledgor is the sole member or stockholder, as applicable, of Heritage Global Partners, Inc., a California corporation (“HGP”); Heritage Global, LLC, a Delaware limited liability company (“HG”); Heritage Global Capital, LLC, a Delaware limited liability company (“HGC”); and National Loan Exchange, Inc., an Illinois corporation (“NLEX”). Pledgor is the sole member of HG the sole member of Equity Partners HG, LLC, a Delaware limited liability company (“EPHG”). (HGP, together with HG, HGC, NLEX, and EPHG collectively, the “Pledged Entities” and each, a “Pledged Entity”).

.Pursuant to that certain Business Loan Agreement (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”), dated as of the date hereof, and by and between Pledgor and Lender, Pledgor has become indebted to Lender with respect to a loan in the maximum principal amount of up to Ten Million and No/100 Dollars ($10,000,000.00) (the “Loan”). Initially capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B.As a condition precedent to making the Loan, Lender requires that Pledgor execute and deliver this Pledge Agreement to Lender. Pledgor acknowledges that it will receive material benefits from the making of the Loan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor agrees as follows:

1. Defined Terms. As used herein, the following terms shall have the following meanings:

(a)“Assignment of Interest” shall have the meaning ascribed thereto in Section 2 hereof.

(b)“Charter Documents” means the agreements and instruments listed on Exhibit A hereto, as each of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

(c)“Collateral” shall have the meaning ascribed thereto in Section 2 hereof.

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(d)“Pledged Interests” shall have the meaning ascribed thereto in Section 2 hereof.

(e)“Secured Obligations” shall mean the due payment, performance and observance of all of the obligations contemplated by the Loan Agreement.

(f)“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of California except for matters which the Uniform Commercial Code of the State of California provides shall be governed by the Uniform Commercial Code in effect in any state, in which case “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in such other state.

2. Pledge and Delivery of Collateral.

(a) The Pledge. As collateral security for the prompt payment and performance of the Secured Obligations, Pledgor hereby pledges and grants to Lender a security interest in all of Pledgor’s right, title, interest, claim and estate in and to each and all of the following property, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

(i)all membership interests of, or other equity interests in the Pledged Entities, and all options, warrants and other rights and privileges of any type or nature now existing or hereafter acquired by Pledgor in respect of such membership interests or other equity interests (whether in connection with any capital increase, recapitalization, reclassification or reorganization of the Pledged Entities or otherwise), all investment property and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments and general intangibles relating to the foregoing (all such membership interests and other equity interests, and all such options, warrants, other rights, investment property, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments and general intangibles and other rights being hereinafter collectively referred to as the “Pledged Interests”);

(ii)all certificates, instruments, or other writings representing or evidencing the Pledged Interests, and all accounts, payment intangibles and general intangibles arising out of, or in connection with, the Pledged Interests;

(iii)any and all moneys, payment intangibles or property due and to become due to Pledgor now or in the future in respect of the Pledged Interests, or to which Pledgor may now or in the future be entitled to in its capacity as a member or stockholder of the Pledged Entities, whether by way of a dividend, distribution, return of capital, or otherwise;

(iv)all other claims, causes of action, choses of action and other property of any type or nature which the Pledgor now has or may in the future acquire in its capacity as a member or stockholder of the Pledged Entities against the Pledged Entities and its property, including general intangibles relating thereto in any manner or any respect;

(v)all rights of Pledgor under the Charter Documents and/or applicable law, including, without limitation, all voting and consent rights of Pledgor arising thereunder or otherwise, in each case, in connection with Pledgor’s ownership of the Pledged Interests, including general intangibles relating thereto in any manner or any respect; and

(vi)to the extent not otherwise included in clauses (i) through (v), (A) all proceeds and products of any and all of the property of Pledgor described in clauses (i) through (v) above, whether now owned and existing or hereafter acquired or arising, including, without limitation, (i) all rents, issues, royalties, distributions, revenues and profits of or from any of the foregoing, (ii) whatever is now or hereafter received by Pledgor upon the collection or sale, exchange, lease, transfer or other disposition (whether voluntary or involuntary) of, or otherwise with respect to, any item of Collateral, whether constituting accounts, general intangibles, equipment, inventory, money, deposit accounts, payment intangibles, goods, chattel paper, documents, instruments, insurance proceeds, securities, and any other tangible or intangible personal property, (iii) any such items that are now or hereafter acquired by Pledgor with any proceeds or products of Collateral, (iv) any amounts now or hereafter payable under any insurance policy by reason of any loss or damage to any Collateral or any proceeds or products thereof, and (v) the right to further transfer, including to pledge, mortgage, license, assign or sell, any of the Collateral or any interest therein, and (B) to the extent related to any property described in said clauses or such proceeds, all present and future books and records, files, invoices, papers and correspondence relating thereto, including, without limitation, books of account and ledgers of every kind and nature, computer programs, computer tapes, computer software, and all electronically recorded data relating to Pledgor or the business of Pledgor or to any or all of the Collateral, all equipment, receptacles, containers and cabinets for such books and records.

(b) Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing any of the Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer, stock powers endorsed by Pledgor in blank, or assignments in blank, all in form and substance reasonably satisfactory to Lender. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at any time, in its discretion upon written notice to Pledgor, to transfer to or to register in the name of Lender or its nominee any or all of the Collateral. Prior to or concurrently with the execution and delivery of this Pledge Agreement, Pledgor shall deliver to Lender (i) with respect to a Pledged Entity that is a limited liability company, an assignment of membership interest, or (ii) with respect to a Pledged Entity that is a corporation, an instrument of transfer, in each case endorsed by such Pledgor in blank (each, as applicable, an “Assignment of Interest”), in the form set forth on Exhibit B1-B3 hereto, for Pledgor’s Pledged Interests, transferring all of such Pledged Interests in blank, duly executed by Pledgor and undated. Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to transfer to, and to designate on Pledgor’s Assignment of Interest, any Person to whom the Pledged Interests are sold in accordance with the provisions hereof. In addition, Lender shall have the right at any time to exchange any Assignment of Interest representing or evidencing the Pledged Interests or any portion thereof for one or more additional or substitute Assignments of Interest representing or evidencing smaller or larger percentages of the Pledged Interests represented or evidenced thereby, subject to the terms thereof.

(c) Obligations Unconditional. The obligations of Pledgor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement, the Note or any other Related Documents, or any substitution, release or exchange of any guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or Pledgor, it being the intent of this Section 2(c) that the obligations of each Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of any Pledgor hereunder:

(i)at any time or from time to time, without notice to Pledgor, the time for any performance of or compliance with any of the obligations shall be extended, or such performance or compliance shall be waived;

(ii)any of the acts mentioned in any of the provisions of the Loan Agreement, the Note, or any other Related Documents shall be done or omitted;

(iii)the maturity of any of the obligations shall be accelerated, or any of the obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement, the Note, or any other Related Documents, or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the obligations or any security or collateral therefor shall be terminated, released or exchanged in whole or in part or otherwise dealt with; or

(iv)any lien or security interest granted to, or in favor of Lender as security for any of the Obligations shall fail to be perfected or shall be released.

(d) Financing Statements. Pledgor hereby authorizes Lender to file at any time or times, one or more UCC financing statements covering the Collateral and UCC assignment financing statements assigning the UCC financing statements which constitute part of the Collateral, each in the office of the Secretary of State of the State of Florida, or any other state where the Pledged Interests are formed.

3. Reinstatement. The obligations of Pledgor under this Pledge Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of such Pledgor in respect of the obligations is rescinded or must be otherwise restored by any holder of any of the obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and Pledgor agrees that it will indemnify Lender and on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by Lender in connection with such rescission or restoration.

4. Representations, Warranties of Pledgor. Pledgor represents and warrants that:

(a)Existence; Capacity. Pledgor: (i) is a corporation organized and validly existing under the laws of the State of Florida; (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals required to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary under applicable law.

(b)Litigation. There are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority or other agency, now pending or (to the knowledge of Pledgor) threatened against Pledgor, the Collateral and/or Borrower.

(c)No Breach. None of the execution and delivery of this Pledge Agreement by Pledgor, the consummation of the transactions herein or therein contemplated and compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under (except such consents that have been obtained on or prior to the date hereof), any organizational documents of Pledgor or Borrower, any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which Pledgor is a party or by which it is bound or to which it is subject or constitute a default under any such agreement or instrument, or (except for the security interest granted pursuant to this Pledge Agreement) result in the creation or imposition of any lien upon any assets or revenues of Pledgor.

(d)Necessary Action. Pledgor has all requisite power and authority to execute, deliver and perform its obligations under this Pledge Agreement; the execution, delivery and performance by Pledgor of this Pledge Agreement has been duly authorized by all necessary action; and this Pledge Agreement has been duly and validly executed and delivered by Pledgor and constitutes its legal, valid and binding obligation, enforceable against Pledgor in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(e)Approvals. No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency or under the organizational documents of Pledgor or the Pledged Entities or any other person are necessary for (i) the execution, delivery or performance by Pledgor of this Pledge Agreement or for the validity or enforceability thereof, (ii) the grant by Pledgor of the assignments and security interests granted hereby, or the pledge by Pledgor of the Collateral pursuant hereto, (iii) the perfection or maintenance of the pledge, assignment and security interest created hereby (including, without limitation, the first priority nature of such pledge, assignment and security interest) except for the filing of financing statements under the Uniform Commercial Code or (iv) the exercise by Lender of all or any of the rights and remedies in respect of the Collateral pursuant to this Pledge Agreement (and upon such exercise, for the purchaser of such Collateral to be admitted as a member or owner of the Pledged Entities to the full extent of the Pledged Interests).

(f)Ownership. Pledgor own one hundred percent (100%) of the membership or other equity interests in the Pledged Entities, and pursuant to this Pledge Agreement, Lender has received a pledge of the one hundred percent (100%) membership or other equity interests in the Pledged Entities. Pledgor has good title to the Collateral, free and clear of all pledges, liens, mortgages, hypothecations, security interests, charges, options or other encumbrances whatsoever, except the lien and security interest created by this Pledge Agreement. The Pledged Interests are not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restrictions contained herein). The organizational chart attached as Exhibit A to that certain Confirmation Statement and Control Agreement delivered to Lender by Pledgor on the date hereof (a form of which is attached hereto as Exhibit D) is true, correct and complete, and accurately reflects the ownership interest of Pledgors in the Pledged Entities, as of the date hereof.

(g)Principal Place of Business. Pledgor’s principal place of business is as set forth in the introductory paragraph of this Pledge Agreement.

(h)Valid Security Interest. This Pledge Agreement creates a valid security interest in the Collateral, securing the Secured Obligations, and upon the filing in the appropriate filing offices of the financing statements to be filed in accordance with this Pledge Agreement and the delivery and possession of the security certificates, if any, which evidence the Pledged Interests along with Assignment of Interest executed in blank, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken.

(i)Authorization. Upon delivery of the certificated Pledged Interests, if any, to Lender pursuant to this Pledge Agreement hereof, Pledgor authorizes Lender to store, deposit and safeguard the Collateral. Any obligation of Lender for the reasonable care of the Collateral in Lender’s possession shall be limited to the same degree of care which Lender uses for similar property pledged to Lender by other Persons.

(j)Delivery. Pledgor has delivered to Lender a true, correct and complete copy of the Pledged Entities’ Charter Documents, as in effect on the date hereof.

5. Covenants of Pledgor. Pledgor covenants that:

(a)No Transfer. Except as otherwise expressly permitted under the Loan Agreement, Pledgor has not and will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or any interest therein, (ii) create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Collateral, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Pledge Agreement, or (iii) vote to enable, or take any other action to permit, the Pledged Entities to issue any membership or other equity interests, or to issue any other securities convertible into or granting the right to purchase or exchange for any membership or other equity interests in Borrower.

(b)No Waiver, Amendment, Etc. Pledgor shall not directly or indirectly, without the prior written consent of Lender, attempt to waive, alter, amend, modify or supplement any provision of the Charter Documents in any manner that would reasonably be expected to result in a material adverse effect on the Collateral. Pledgor agrees that all rights to do any and all of the foregoing have been collaterally assigned to Lender, but Pledgor agrees that, upon request from Lender from time to time, Pledgor shall do any of the foregoing or shall join Lender in doing so or shall confirm the right of Lender to do so and shall execute such instruments and undertake such actions as Lender may reasonably request in connection therewith.

(c)Settlement and Release. Pledgor shall not make any election, compromise, adjustment or settlement in respect of any of the Collateral.

(d)Preservation of Collateral. Lender may, in its discretion, for the account and expense of Pledgor pay any amount or do any act required of Pledgor hereunder or reasonably requested by Lender to preserve, protect, maintain or enforce the Secured Obligations, the Collateral or the security interests granted herein, provided Pledgor has failed to pay such amount or take such action within ten (10) days after written demand by Lender. Any such payment shall be deemed an advance by Lender to Pledgor and shall be payable by such Pledgor within ten (10) days after written demand together with interest thereon at the Default Rate from the date expended by Lender until paid.

(e)Warranty of Title. Pledgor shall warrant and defend the right, title and interest of Lender in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever other than Lender pursuant to this Pledge Agreement. Any interest, securities, Lien or option with respect to the Pledged Interests issued in violation of this Pledge Agreement shall be void ab initio.

(f)Files and Records. Pledgor shall maintain, at its principal office, and, upon reasonable request, make available to Lender the originals, or copies in any case where the originals have been delivered to Lender of the instruments, documents, policies and agreements constituting the Collateral (to the extent not held by Lender) and related documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

(g)Litigation. Pledgor shall promptly give to Lender notice of all pending legal or arbitration proceedings, and of all proceedings pending by or before any governmental or regulatory authority or agency or, if Pledgor obtains knowledge of such threat, threatened, against Pledgor or the Pledged Entities or which relates to the Collateral which, if adversely determined, would materially adversely affect Pledgor’s or Pledged Entities’ condition (financial or otherwise) or business or the Collateral.

(h)Existence, Etc. Pledgor shall and shall cause Pledged Entities to preserve and maintain its existence and all of its material rights, privileges and franchises. Pledgor shall comply and cause Pledged Entities to comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities; and pay and discharge or cause Pledged Entities to pay or discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of their property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

(i) Charter Documents. Pledgor shall, at its expense:

(i)perform and observe all the terms and provisions of the Charter Documents to be performed or observed by it, maintain the Charter Documents in full force and effect, enforce the Charter Documents in accordance with their respective terms, and to take all such action to such end relating to the Charter Documents as may be from time to time reasonably requested by Lender; and

(ii)furnish to Lender reasonably promptly upon receipt thereof copies of all notices, requests and other documents received by Pledgor under or pursuant to the Charter Documents, and from time to time furnish to Lender such information and reports regarding the Collateral as Lender may reasonably request.

(j) Principal Place of Business and State of Organization. Pledgor will not change Pledgor’s principal place of business or state of organization/formation unless Pledgor has previously notified Lender thereof not less than thirty (30) days prior thereto and taken such action as may be requested by Lender in its reasonable discretion to cause the security interest of Lender in the Collateral to be continuously perfected.

(k) Acknowledgements of Parties. If Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any new or additional membership or stock certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as Lender’s agent, hold the same in trust for Lender and promptly deliver the same forthwith to Lender in the exact form received, duly endorsed by Pledgor to Lender, if required, together with an undated regular membership interest power covering such certificate duly executed in blank and with, if Lender so requests, signature guaranteed, to be held by Lender hereunder as additional security for the obligations. Until the obligations are indefeasibly paid and performed in full, any sums paid to Pledgor upon or in respect of the Pledged Interests upon the liquidation or dissolution of the Pledged Entities shall be paid over to Lender to be held by it hereunder as additional security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to Lender to be held by it, subject to the terms hereof, as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Interests shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of Pledgor, as additional security for the Obligations.

6.Reserved

7.Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, Pledgor hereby agrees with Lender as follows:

(a) Delivery and Other Perfection. Pledgor shall:

(i)if any of the above-described Collateral required to be pledged by Pledgor under Section 2(a) hereof is received by Pledgor, forthwith either (x) transfer and deliver to Lender such Collateral so received by Pledgor (together with the certificates (if any) for any such Collateral, including assignments duly endorsed in blank) all of which thereafter shall be held by Lender, pursuant to the terms of this Pledge Agreement, as part of the Collateral or (y) take such other action as Lender shall deem reasonably necessary or appropriate to duly file on record the security interest created hereunder in such Collateral referred to in said Section 2(a);

(ii)give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of Lender or its nominee; and

(iii)permit representatives of Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of Lender to be present at Pledgor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by Pledgor with respect to the Collateral, all in such manner as Lender may reasonably require.

(b) Preservation of Rights. Except in accordance with applicable law, Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

(c) Pledged Collateral.

(i)Pledgor shall not and shall not have the right to directly or indirectly, without the prior written consent of Lender, attempt to waive, alter, amend, modify, supplement or change in any manner that would be reasonably expected to result in a material adverse effect on the Collateral, Lender’s rights therein, or release, subordinate, terminate or cancel in whole or in part, or give any consent under, any of the instruments, documents, policies or agreements constituting the Collateral or exercise any of the rights, options or interests of Pledgor as party, holder, mortgagee or beneficiary thereunder except as otherwise expressly permitted under the Loan Agreement or hereunder. Pledgor agrees that all rights to do any and all of the foregoing have been collaterally assigned to and may be exercised by Lender but Pledgor agrees that, upon reasonable request from Lender from time to time, Pledgor shall do any of the foregoing or shall join Lender in doing so or shall confirm the right of Lender to do so and shall execute such instruments and undertake such actions as Lender may reasonably request in connection therewith. Pledgor shall not make any election, compromise, adjustment or settlement in respect of any of the Collateral. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, Pledgor shall have the right to exercise all of Pledgor’s rights under the Charter Documents to which it is a party for all purposes not inconsistent with any of the terms of this Pledge Agreement, the Note, the Loan Agreement or any other Loan Document, provided that Pledgor agrees that it will not take any action in any manner that is inconsistent with the terms of this Pledge Agreement, the Note, the Loan Agreement or any other Loan Document.

(ii)Anything to the contrary notwithstanding, (i) Pledgor shall remain liable under the Charter Documents to perform all of its duties and obligations thereunder to the same extent as if this Pledge Agreement had not been executed, (ii) the exercise by Lender of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the Charter Documents, and (iii) Lender shall have no obligation or liability for Pledgor’s actions or omissions under the Charter Documents by reason of this Pledge Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d) Events of Default, Etc. During any period in which an Event of Default has occurred and is continuing:

(i)Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(ii)Lender in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(iii)Lender may, at its option, apply all or any part of the Collateral in accordance with Section 7(f) hereof;

(iv)Lender may, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of Lender or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Lender deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and Lender or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice or right and equity being hereby expressly waived and released. Unless prohibited by applicable law, Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned;

(v)Lender may exercise all membership or stockholder rights, powers and privileges to the same extent as Pledgor is entitled to exercise such rights, powers and privileges;

(vi)Lender may, in connection with a sale of all or any of the Pledged Interests, without any further action of any party, cause any purchaser or transferee of all or any part of any Pledged Interests to be admitted as a new member or owner of the Pledged Entities to the extent of such Pledged Interests, and cause Pledgor to withdraw as a member or owner of the Pledged Entities to the extent such Pledged Interests are sold or transferred, and complete by inserting the Effective Date (as defined therein) and the name of the assignee thereunder and deliver to such assignee the Assignment of Interest executed and delivered by Pledgor and, if appropriate, cause one or more amended or restated certificates of limited partnership, certificates of limited liability company or articles of incorporation to be filed with respect to the Pledged Entities;

(vii)Lender may exercise any and all rights and remedies of Pledgor under or in connection with the Charter Documents or otherwise in respect of the Collateral, including, without limitation, any and all rights of Pledgor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Charter Documents; and

(viii)all payments received, directly or indirectly, by Pledgor under or in connection with the Charter Documents or otherwise in respect of the Collateral shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement).

The proceeds of any collection, sale or other disposition under this Section 7(d) shall be applied by Lender pursuant to Section 7(f) hereof.

Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(e)Private Sale. Lender shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 7(d) hereof conducted in a commercially reasonable manner. Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

(f)Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by Lender under this Section 7, shall be applied by Lender:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Lender (including the fees and expenses of its counsel), and all third party costs and expenses made or incurred by Lender in connection therewith;

Next, to the payment in full of the secured obligations; and

Finally, to the payment to Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 7, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any issuer of or obligor on any of the Collateral.

(g)Attorney-in-Fact. Without limiting any rights or powers granted by this Pledge Agreement to Lender, Lender is hereby appointed the attorney-in-fact of Pledgor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Section 7 and taking any action and executing any instruments which Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as Lender shall be entitled under this Section 7 to make collections in respect of the Collateral, Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

(h)Confirmation Statement; Control Agreement. To better assure the perfection of the security interest of Lender in the Pledged Interests, concurrently with the execution and delivery of this Pledge Agreement, Pledgor shall send written instructions in the form of Exhibit C hereto to the Pledged Entities, and shall cause Pledged Entities to, and Pledged

Entities shall, deliver to Lender the Confirmation Statement and Control Agreement in the form of Exhibit D hereto pursuant to which Pledged Entities will confirm that it has registered the pledge effected by this Pledge Agreement on its books and agrees, upon the occurrence and during the continuation of an Event of Default, to comply with the instructions of Lender in respect of the Pledged Interests without further consent of Pledgor or any other person. Notwithstanding anything in this paragraph, neither the written instructions nor the Confirmation Statement and Control Agreement shall be construed as expanding the rights of Lender to give instructions with respect to the Collateral beyond such rights set forth in this Pledge Agreement.

8.Termination. This Pledge Agreement shall survive the exercise of remedies following an Event of Default under the Loan Agreement or the other Related Documents, and shall remain in full force and effect until all Secured Obligations and other sums due under the Loan Agreement and the other Related Documents have been indefeasibly paid in full to Lender. Upon the indefeasible payment and performance in full of all secured obligations under the Loan Agreement to Lender, this Pledge Agreement shall terminate, and Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Pledgor. Lender’s obligation to so assign, transfer and deliver shall survive the termination of this Agreement.

9.Miscellaneous.

(a)No Waiver. No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

(b)Governing Law. The governing law provisions of the Loan Agreement shall apply mutatis mutandis to this Pledge Agreement and are hereby incorporated by reference into this Pledge Agreement to the same extent and with the same force as if fully set forth herein.

(c)Notices. All notices, demands, requests, consents, approvals or other communications required, permitted or desired to be given hereunder shall be given to Pledgor at the address for Borrower and in accordance with the notice provision of the Loan Agreement.

(d)Waivers, etc. The terms of this Pledge Agreement may be waived, altered or amended only by an instrument in writing duly executed by Pledgor and Lender. Any such amendment or waiver shall be binding upon Lender and Pledgor.

(e)Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of Pledgor and inure to the benefit of the successors and assigns of Lender (provided, however, that Pledgor shall not assign or transfer its rights hereunder without the prior written consent of Lender). Without limiting the foregoing, Lender may at any time and from time to time without the consent of Pledgor, assign or otherwise transfer all or any portion of its rights and remedies under this Pledge Agreement to any other person or entity, either separately or together with other property of Pledgor for such purposes in connection with a transfer of Lender’s interest in the Loan. Without limiting the foregoing, in connection with any assignment of the Loan in accordance with the Loan Agreement, Lender may assign or otherwise transfer all of its rights and remedies under this Pledge Agreement to the assignee and such assignee shall thereupon become vested with all of the rights and obligations in respect thereof granted to Lender herein or otherwise. Each representation and agreement made by Pledgor in this Pledge Agreement shall be deemed to run to Lender, and each reference in this Pledge Agreement to Lender shall be deemed to refer to Lender and each of their successors and assigns.

(f)No Liability on Part of Lender. Lender, by its acceptance of this Pledge Agreement, the Collateral and any payments on account thereof, shall not be deemed to have assumed or to have become liable for any of the obligations or liabilities of Pledgor. Lender shall not have any duty to collect any sums due in respect of any of the Collateral in its possession or control, or to enforce, protect or preserve any rights pertaining thereto, and Lender shall not be liable for failure to collect or realize upon the Collateral, or any part thereof, or for any delay in so doing, nor shall Lender be under any obligation to take any action whatsoever with regard thereto. Lender shall, if requested by the payor of any revenue payment, give receipts for any payments received by Lender on account of the Collateral.

(g)Expenses, Indemnification.

(i)Pledgor agrees to pay or reimburse Lender for paying: (A) all reasonable out of pocket expenses of Lender (including, without limitation, the reasonable fees and expenses of counsel to Lender), in connection with (1) the negotiation, preparation, execution and delivery of this Pledge Agreement and (2) any amendment, modification or waiver of any of the terms of this Pledge Agreement requested or initiated by Pledgor; (B) all costs and expenses of Lender (including reasonable counsel’s fees) in connection with any enforcement or collection proceedings resulting from an Event of Default; and (C) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Pledge Agreement, or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Pledge Agreement or any document referred to herein.

(ii)Pledgor hereby agrees to indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any claim of any Person (A) relating to or arising out of the acts or omissions of Pledgor under this Pledge Agreement or, after Lender has exercised any rights in accordance herewith, the Charter Documents (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (B) resulting from the ownership of or security interests in any Collateral, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

(h)Further Assurances. Pledgor agrees that, from time to time upon the written request of Lender, Pledgor will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order fully to affect the purposes of this Pledge Agreement.

(i)Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

(j)Counterparts. This Pledge Agreement may be executed by facsimile or other electronic means, and in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Pledge Agreement by signing any such counterpart.

(k)Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(l)Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Pledge Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

()Gender; Number. As used in this Pledge Agreement, the masculine, feminine or neuter gender shall be deemed to include the others, and the singular shall include the plural (and vice versa), whenever the context so requires.

(m)Reserved.

(n)Incorporation by Reference. To the extent that any provisions or defined terms contained in any other Loan Document (including, without limitation, the Loan Agreement) are used herein or incorporated herein by reference, and such other Loan Document is terminated or otherwise satisfied prior to the termination of this Pledge Agreement, then, for the avoidance of doubt, such provisions and/or defined terms shall survive until the satisfaction of the Obligations without regard to the fact that the Loan Document originally containing the same has been otherwise terminated or satisfied.

10. Third Party Waivers.

(a)Rights of Lender. Pledgor authorizes the Lender to perform any or all of the following acts at any time in its sole discretion, all without notice to Pledgor, without affecting Pledgor’s obligations under this Pledge Agreement or any other Related Documents and without affecting the liens and encumbrances against the Collateral in favor of the Lender:

(i)Lender may take and hold security for the secured obligations, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security;

(ii)Upon the occurrence and during the continuance of an Event of Default, Lender may direct the order and manner of any sale of all or any part of any security now or later to be held for the secured obligations, and Lender (or its nominees or designees) may also bid at any such sale;

(iii)Lender may apply any payments or recoveries from Pledgor, any Pledgor Affiliate or any other source, and any proceeds of any security, to the secured obligations in such manner, order and priority as the Lender may elect;

(iv)Lender may release Pledgor or any other Person from its liability for the secured obligations or any part thereof;

(v)Lender may substitute, add or release any one or more guarantors, pledgors or endorsers; and

(vi)In addition to the secured obligations, Lender may extend other credit to Pledgor or any Pledgor Affiliate, and may take and hold security for the credit so extended, all without affecting Pledgor’s liability hereunder or under the other Related Documents and without affecting the liens and encumbrances against the Collateral hereunder or under the other Related Documents.

(b)Absolute Obligations. Pledgor expressly agrees that until all secured obligations are paid and performed in full and each and every term, covenant and condition of this Pledge Agreement and the other Related Documents is fully satisfied and performed, Pledgor shall not be released of its obligations, waivers and agreements set forth herein or in any other Loan Document nor shall the validity, enforceability or priority of the liens and encumbrances against the Collateral in favor of the Lender be affected in any manner by or because of:

(i)Any act or event which might otherwise discharge, reduce, limit or modify any Pledgor’s obligations hereunder or under the other Related Documents or the liens and encumbrances against the Collateral in favor of Lender, other than payment in full of the secured obligations;

(ii)Any waiver, extension, modification, forbearance, delay or other act or omission of Lender or any failure to proceed promptly or otherwise as against Pledgor or any other Person or any security;

(iii)Any action, omission or circumstance which might increase the likelihood that Lender might enforce the rights granted under this Pledge Agreement or under the other Related Documents or which might affect the rights or remedies of Pledgor as against any other Person; or

(iv)Any dealings occurring at any time between Pledgor or any of its Affiliates and Lender, whether relating to the secured obligations or otherwise.

Pledgor hereby expressly waives and surrenders any defense to the performance of the obligations under this Pledge Agreement and under all other Related Documents or to the enforcement of the liens and encumbrances against the Collateral in favor of Lender based upon any of the foregoing acts, omissions, agreements, waivers or matters described in this subsection (other than the defense that payment has been made). It is the purpose and intent of this Pledge Agreement that the obligations of Pledgor under this Pledge Agreement and under all other Related Documents shall be absolute and unconditional under any and all circumstances.

(c)Pledgor’s Waivers. Pledgor waives:

(i)Any right it may have to require Lender to proceed against Pledgor or any other Person, proceed against or exhaust any security held from Pledgor or any Person, or pursue any other remedy in Lender’s power to pursue until the indefeasible payment of the Loan in full;

(ii)Any defense based on any claim that Pledgor’s obligations exceed or are more burdensome than those of Pledgor or any other Person;

(iii)Any defense: (A) based on any legal disability of any other Person, (B) based on any release, discharge, modification, impairment or limitation of the liability of any other Person to the Lender from any cause, whether consented to by the Lender or arising by operation of law, (C) arising out of or able to be asserted as a result of any case, action or proceeding before any governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of any other Person or any of their affiliates, or any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (C) being referred to herein as an “Insolvency Proceeding”); or (D) arising from any rejection or disaffirmance of the Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding;

(iv)Any defense based on any action taken or omitted by Lender in any Insolvency Proceeding involving any other Person, including any election to have Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender to any other Person in any Insolvency Proceeding, and the taking and holding by Lender of any security for any such extension of credit;

(v)Except as otherwise provided herein, all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of this Pledge Agreement or any other Loan Document and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and

(vi)Any defense based on or arising out of any defense that Pledgor or any of its affiliates may have to the payment or performance of the Secured Obligations, other than the defense of payment of the Secured Obligations.

(d)Waiver of Subrogation and Other Rights.

(i)Upon the occurrence and during the continuance of any Event of Default, in its sole discretion, without prior notice to or consent of Pledgor, Lender may elect to: (A) foreclose against any collateral for the Secured Obligations, (B) accept a transfer of any such collateral for the Secured Obligations in lieu of foreclosure, (C) compromise or adjust the Secured Obligations or any part thereof or make any other accommodation with Pledgor or any other Person, or (D) exercise any other remedy against Pledgor or any other Person or any collateral for the Secured Obligations. No such action by Lender shall release or limit Lender’s rights hereunder or under the other Related Documents, even if the effect of the action is to deprive Pledgor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from any other Person for any sums paid to Lender, whether contractual or arising by operation of law or otherwise. Pledgor expressly agrees that under no circumstances shall Pledgor be deemed to have any right, title, interest or claim in or to any Collateral to be held by Lender or any third party after any foreclosure or transfer in lieu of foreclosure of the Collateral.

Regardless of whether Pledgor may have made any payments to Lender, until repayment in full of all of the Secured Obligations, Pledgor waives: (A) upon the occurrence and during the continuance of an Event of Default all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from any other Person on account of the Collateral encumbered by this Pledge Agreement, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise; (B) all rights to enforce any remedy that Lender may have against any Person granting collateral for the Secured Obligations; and (C) all rights to participate in any Collateral now or later to be held by Lender.

[BALANCE OF PAGE INTENTIONALLY BLANK;
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

PLEDGOR:

HERITAGE GLOBAL INC.
a Florida corporation

By: ___/s/ James Sklar___
Name: James Sklar

Title: Executive Vice President, General
Counsel and Secretary

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Pledge and Security Agreement]

ACCEPTED BY LENDER:

C3BANK,

a national banking association

By: __/s/Andrew Meitzen___
Name: Andrew Meitzen
Title: SVP/Chief Credit & Risk Officer

[Signature Page to Pledge and Security Agreement]

CONSENT OF PLEDGED ENTITIES
(Pledge and Security Agreement)

Pledged Entities hereby (a) acknowledge receipt of a copy of the executed Pledge Agreement to which this Consent of Pledged Entities is attached, (b) consents to the Pledge Agreement, (c) agrees to comply with the terms and provisions thereof, (d) agrees not to do anything or cause, permit or suffer anything to be done which is prohibited by, or contrary to, the terms of the Pledge Agreement, and (e) agrees to register on its books and records Lender’s security interest in the Pledged Interests as provided in the Pledge Agreement.

Without limiting the foregoing (and notwithstanding anything to the contrary in any charter document of Pledged Entities), from and after the date hereof, Borrower agrees:

(a)to deliver directly to Lender any and all instruments and/or certificates evidencing any right, option or warrant, and all new, additional or substituted securities issued to, or to be received by, Pledgor by virtue of its ownership of the Pledged Interests issued by Pledged Entities or upon exercise by Pledgor of any option, warrant or right attached to such Pledged Interests;

(b)to recognize Lender’s or any other successful bidder’s automatic right to become a member or stockholder of Pledged Entities following a sale of the Pledged Interests in accordance with Section 7(d) of the Pledge Agreement, which admission shall be automatic upon the conclusion of a disposition pursuant to the Uniform Commercial Code and shall not require any further action on the part of Pledged Entities or any other person; and

(c)in the event of a sale of the Pledged Interests in accordance with Section 7(d) of the Pledge Agreement, Pledged Entities will, upon Lender’s request and at Pledgor’s expense: (i) provide Lender with such other information in Borrower’s possession and financial projections as may be necessary or, in Lender’s reasonable opinion, advisable to enable Lender to effect the sale of the Pledged Interests; and (ii) do or cause to be done all such other acts and things as may be reasonably necessary to make the sale of the Pledged Interests or any part thereof valid and binding and in compliance with applicable law.

Pledged Entities further acknowledges and agrees that it shall do all of the foregoing without any further notice from or consent or agreement of Pledgor.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Pledged Entities have executed this Consent as of the date first set forth above.

PLEDGED ENTITIES:

HERITAGE GLOBAL PARTNERS, INC.
A California corporation

By: /s/ James Sklar
Name: James Sklar
Title: Executive Vice President, General Counsel and Secretary

HERITAGE GLOBAL, LLC
A Delaware limited liability company

By: /s/ James Sklar
Name: James Sklar
Title: Executive Vice President, General Counsel and Secretary

EQUITY PARTNERS HG, LLC
A Delaware limited liability company

By: /s/ James Sklar
Name: James Sklar
Title: Executive Vice President, General Counsel and Secretary

HERITAGE GLOBAL CAPITAL, LLC
A Delaware limited liability company

By: /s/ James Sklar
Name: James Sklar
Title: Executive Vice President, General Counsel and Secretary

NATIONAL LOAN EXCHANGE, INC.
An Illinois limited liability company

By: /s/ David Ludwig
Name: David Ludwig
Title: President

[Signature Page to Consent of Borrower to Pledge and Security Agreement]